UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2012

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware		75-2880496
(State or other jurisdiction of incorporation or organization)	Commission File No.: 001-33182	(IRS Employer Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006
(Address of principal executive offices and zip code)

(214) 390-1831
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Sale Transaction

On October 22, 2012, Heelys, Inc. (the “Company”) entered into an Asset Purchase Agreement, by and among The Evergreen Group Ventures, LLC, a Delaware limited liability company (“Buyer Parent”), and TEG Bronco Acquisition Company, LLC, a Delaware limited liability company (“Buyer” and, together with Buyer Parent, the “Buyer Parties”), on the one hand, and the Company, Heeling Sports Limited, a Texas limited partnership (“Heelys Texas”), Heeling Sports EMEA SPRL, a Belgian corporation (“Heelys EMEA”), and Heeling Sports Japan, K.K., a Japanese corporation (“Heelys Japan” and, together with the Company, Heelys Texas, and Heelys EMEA, the “Seller Parties”), on the other hand (the “Asset Purchase Agreement”).  A copy of the Asset Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.  Capitalized terms not defined in this Current Report on Form 8-K (this “Current Report”) have the meanings given to them in the Asset Purchase Agreement.

Pursuant to the terms and provisions of the Asset Purchase Agreement, the Seller Parties will sell to the Buyer Parties substantially all of their assets and the Buyer Parties will assume certain of the Seller Parties’ liabilities (the “Sale Transaction”).

Purchase Price

The aggregate purchase price for the purchased assets will be $13,900,000 in cash, plus the assumption of certain specified liabilities, all subject to an adjustment based upon the Working Capital of the Seller Parties as of the Closing Date.  If the Working Capital is less than the Working Capital Target ($11,450,000), the Purchase Price will be decreased dollar for dollar.  If the Working Capital is more than $11,600,000, the Purchase Price will be increased dollar for dollar.  These adjustments to the Purchase Price and the mechanism for such adjustments are more specifically described in the Asset Purchase Agreement.

Representation and Warranties

The Asset Purchase Agreement contains a number of customary mutual representations and warranties of the Seller Parties to the Buyer Parties relating to, among other things:  organization of the Seller Parties; authority of the Seller Parties; conflicts and consents; periodic reporting with the Securities and Exchange Commission (the “Commission”) and financial statements; the absence of undisclosed liabilities; the absence of certain changes and certain events; material contracts; title to the purchased assets; condition and sufficiency of assets; real property; intellectual property; inventory; accounts receivable; customers and suppliers; insurance; legal proceedings and Governmental Orders; compliance with laws and permits; environmental matters; employee benefit matters; employment matters; taxes; product liability claims; transactions with affiliates; brokers; vote required for the Sale Transaction; state anti-takeover statutes; solvency; and voting agreements.

The Asset Purchase Agreement contains a number of customary mutual representations and warranties of the Buyer Parties to the Seller Parties relating to, among other things: organization of the Buyer Parties; authority of the Buyer Parties; conflicts and consents; brokers; legal proceedings; financing; disclaimers of representations and warranties; and independent investigation.

The representations, warranties, and covenants of the Seller Parties contained in the Asset Purchase Agreement have been made solely for the benefit of the parties to the Asset Purchase Agreement. The Company’s stockholders and investors are not third-party beneficiaries under the Asset Purchase Agreement.  Further, the representations and warranties of the Seller Parties in the Asset Purchase Agreement (a) have been made only for purposes of the Asset Purchase Agreement; (b) may be qualified by disclosures made to the Buyer Parties in connection with the Asset Purchase Agreement; and (c) are subject to materiality qualifications contained in the Asset Purchase Agreement which may differ from what may be viewed as material by the Company’s stockholders and investors.

Closing Conditions

The Asset Purchase Agreement contains conditions precedent to the obligations of the Buyer Parties to complete the Sale Transaction (each of which may be waived by Buyer at or before Closing), including, without limitation:

•
the representations and warranties of the Seller Parties in the Asset Purchase Agreement, the other Transaction Documents, and any certificate or other writing delivered pursuant to the Asset Purchase Agreement must be true and correct in all material respects on and as of the date of signing the Asset Purchase Agreement and on the Closing Date (subject to certain exceptions);

•
the Seller Parties’ performance in all material respects of their respective agreements, covenants, and conditions set forth in the Asset Purchase Agreement and the other Transaction Documents, as applicable, on or before the Closing Date;

•
the absence of a Governmental Order making the Sale Transaction illegal, or otherwise restraining or prohibiting the consummation of the Sale Transaction, or causing the Sale Transaction to be rescinded following its completion;

•
the Seller Parties receiving all approvals, consents, and waivers that are necessary to consummate the Sale Transaction, unless the failure to receive the foregoing (except the Stockholder Approval (as defined below)) would not result in a Material Adverse Effect or materially adversely affect the Seller Parties’ ability to perform their respective obligations under the Asset Purchase Agreement;

•	the absence of a Material Adverse Effect;

•	the delivery of the signatures, certificates, instruments, and other deliverables by the Seller Parties and the Company that are contemplated by the Asset Purchase Agreement; and
•	the absence of Encumbrances relating to the purchased assets, other than certain specified permitted encumbrances.

The Asset Purchase Agreement contains conditions precedent to the obligations of the Seller Parties to complete the Sale Transaction (each of which may be waived by the Company at or before Closing), including, without limitation:

•
the representations and warranties of the Buyer Parties in the Asset Purchase Agreement, the other Transaction Documents, and any certificate or other writing delivered pursuant to the Asset Purchase Agreement must be true and correct in all material respects on and as of the date of signing the Asset Purchase Agreement and on the Closing Date (subject to certain exceptions);

•
the Buyer Parties’ performance in all material respects of their respective agreements, covenants, and conditions set forth in the Asset Purchase Agreement and the other Transaction Documents, as applicable, on or before the Closing Date ;

•
the absence of a Governmental Order making the Sale Transaction illegal, or otherwise restraining or prohibiting the consummation of the Sale Transaction, or causing the Sale Transaction to be rescinded following its completion;

•	the delivery of the signatures, certificates, instruments, and other deliverables by the Buyer Parties that are contemplated by the Asset Purchase Agreement;
•	the approval of the Sale Transaction by the holders of a majority of the Company’s outstanding shares of common stock (the “Stockholder Approval”); and
•	the delivery of the signatures, certificates, instruments, and other deliverables by the Buyer Parties that are contemplated by the Asset Purchase Agreement.

Covenants

The Asset Purchase Agreement contains numerous covenants of the Seller Parties, the Company, and the Buyer Parties during the period up to and including the Closing Date.  The covenants that are specific to the Seller Parties generally relate to, among other things: the conduct of the Seller Parties’ business operations before the Closing; providing the Buyer Parties with access to, and deliveries of, certain information; holding a meeting of the Company’s stockholders (the “Meeting”) and soliciting proxies to the Company’s stockholders to obtain the Stockholder Approval; notifications to Buyer of certain events; certain employee matters; keeping certain information concerning the Seller Parties’ business and other matters confidential; a non-solicitation of persons who are offered employment by the Buyer Parties; and the Seller Parties’ termination of certain intercompany contracts relating to licensing of intellectual property and distribution.

The Asset Purchase Agreement contains additional covenants of the Seller Parties and the Buyer Parties relating to, among other things: making notices to, and obtaining consents, authorizations, orders, and approvals from, Governmental Authorities in connection with the Sale Transaction; using commercial reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions of the parties; making public announcements of the Asset Purchase Agreement and the Sale Transaction; payment of Taxes and fees incurred in connection with the Asset Purchase Agreement and the other Transaction Documents; access to retained books and records; the execution and delivery of certain documents and the taking of certain actions to effect the Sale Transaction; and remitting certain accounts receivable to the other parties from and after the Closing.

Under the Asset Purchase Agreement, the Company must maintain for a period of time available funds sufficient to pay all liabilities of the Seller Parties that are not being assumed by the Buyer Parties when they become due, plus immediately available funds equal to at least $5,000,000.  The Company must additionally file with or furnish to the Commission, on a timely basis, all required registration statements, certifications, reports (including annual, quarterly and periodic reports), and proxy statements.

Go-Shop; No-Shop

For the 30-day period after the date of the Asset Purchase Agreement, the Seller Parties are permitted to initiate, solicit, and encourage inquiries, proposals, or offers that could constitute an alternative transaction proposal (or engage in other efforts or attempts that could lead to an alternative transaction proposal), including by way of providing access to non-public information pursuant to (but only pursuant to) one or more confidentiality agreements that meet certain requirements set forth in the Asset Purchase Agreement.

After the expiration of such period (such date being the “No-Shop Start Date”), under the Asset Purchase Agreement, the Seller Parties must cease all such activities, and, until the Closing Date, must not solicit, initiate, or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal, or engage in, continue, or otherwise participate in any discussions or negotiations regarding, or furnish to any other person information in connection with or for the purpose of encouraging or facilitating, an alternative transaction proposal, or enter into any letter of intent, agreement, or agreement in principle with respect to an alternative transaction proposal, subject to limited exceptions.

Notwithstanding the no-shop provisions of the Asset Purchase Agreement, during the period commencing on the No-Shop Start Date and ending on the date of receipt of the Stockholder Approval, under the Asset Purchase Agreement, the Seller Parties may, under certain circumstances, provide information to and participate in discussions or negotiations with third parties with respect to certain alternative transaction proposals that the Board has determined are or would lead to a bona fide written alternative transaction proposal that the Board or a committee thereof has determined, after consultation with its outside legal counsel and financial advisors, in its good faith judgment is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory, and financial aspects (including certainty of closing) of the proposal and the person making the proposal, and if consummated, would result in a transaction more favorable to the Company’s stockholders than the transactions contemplated by the Asset Purchase Agreement (including any revisions to the terms of this Agreement proposed by the Buyer Parties in response to such proposal or otherwise), subject to certain other criteria set forth in the Asset Purchase Agreement.  If, during this period, the Board determines to pursue a Superior Proposal in accordance with the Asset Purchase Agreement, the Asset Purchase Agreement requires, among other things, that the Seller Parties give Buyer prior notice of such determination, along with supporting documentation with respect to such Superior Proposal, and the opportunity to propose revisions to the Asset Purchase Agreement such that the Superior Proposal would no longer constitute a Superior Proposal.

The Asset Purchase Agreement contains numerous additional covenants of the Seller Parties during the period commencing on the No-Shop Start Date and ending on the Closing Date relating to alternative transaction proposals, updates to alternative transaction proposals, and recommendations of the Board with respect to, among other things, the Sale Transaction, alternative transaction proposals, and Superior Proposals.  The Company’s stockholders and investors are encouraged to read these provisions of the Asset Purchase Agreement, including the definitions used therein, carefully.

Termination Events and Termination Fee

The Asset Purchase Agreement may be terminated at any time before the Closing upon the mutual consent of Buyer and the Company.  In addition, the Asset Purchase Agreement may be terminated by Buyer upon the occurrence of certain events, including, without limitation, the following:

•
there has been an uncured breach, inaccuracy in, or failure to perform any representation, warranty, covenant, or agreement made by the Seller Parties pursuant to the Asset Purchase Agreement that would give rise to the failure of any of the Buyer’s closing conditions, if Buyer is not in material breach of any provision of the Asset Purchase Agreement;

•
Buyer’s closing conditions have not been, or it becomes apparent that any of such conditions will not be, fulfilled by December 31, 2012 ( the “Drop-Dead Date”), unless Buyer is responsible for such failure to comply with such conditions;

•	the Stockholder Approval is not obtained;
•
the Board or the Seller Parties take certain specified actions with respect to, among other things, pursuing entry into an alternative transaction similar to the Sale Transaction with a third-party, or if the Company fails to hold the Meeting within ten business days before the Drop-Dead Date; or

•
there shall be any law that makes consummation of the Sale Transaction illegal or otherwise prohibited or there shall be any Governmental Order restraining or enjoining the Sale Transaction, and such Governmental Order shall have become final and non-appealable.

The Seller Parties’ Representative may terminate the Asset Purchase Agreement upon the occurrence of certain events, including, without limitation, the following:

•
there has been an uncured breach, inaccuracy in, or failure to perform any representation, warranty, covenant, or agreement made by Buyer pursuant to the Asset Purchase Agreement that would give rise to the failure of any of the Seller Parties’ closing conditions, if the Seller Parties are not in material breach of any provision of the Asset Purchase Agreement;

•
the Seller Parties’ closing conditions have not been, or it becomes apparent that any of such conditions will not be, fulfilled by the Drop-Dead Date, unless the Seller Parties’ are responsible for such failure to comply with such conditions;

•
the Stockholder Approval is not obtained; provided, that the Seller Parties may not terminate the Asset Purchase Agreement for failure to obtain the Stockholder Approval if any of the Seller Parties has breached in any material respect its obligations under the Asset Purchase Agreement in any manner that proximately contributed to the failure to obtain the Stockholder Approval;

•
before receipt of the Stockholder Approval the Seller Parties enter into a definitive agreement relating to an alternative transaction proposal with a third-party that constitutes a Superior Proposal, subject to payment of the applicable termination fee due to Buyer; or

•
there shall be any law that makes consummation of the Sale Transaction illegal or otherwise prohibited or there shall be any Governmental Order restraining or enjoining the Sale Transaction, and such Governmental Order shall have become final and non-appealable.

If (a) Buyer terminates the Asset Purchase Agreement because (i) there has been an uncured breach, inaccuracy in, or failure to perform any representation, warranty, covenant, or agreement made by the Seller Parties pursuant to the Asset Purchase Agreement that would give rise to the failure of any of the Buyer’s closing conditions, and Buyer is not in material breach of any provision of the Asset Purchase Agreement, or (ii) the Board or the Seller Parties take certain specified actions with respect to, among other things, pursuing entry into an alternative transaction similar to the Sale Transaction with a third-party, or because the Company fails to hold the Meeting within ten business days before the Drop-Dead Date, (b) the Seller Parties terminate the Asset Purchase Agreement to enter into a transaction that constitutes a Superior Proposal, (c) the Seller Parties do not consummate the Sale Transaction by the Drop-Dead Date and such failure constitutes a breach of the Asset Purchase Agreement, or (d) Buyer or the Seller Parties terminate the Asset Purchase Agreement because of a failure to obtain the Stockholder Approval, and in the case of clauses (a), (c), and (d), at any time during the six-month period following such termination of the Asset Purchase Agreement, one or more of the Seller Parties accepts any alternative transaction proposal or enters into a definitive agreement with respect to an alternative transaction proposal, the Seller Parties must pay to Buyer (x) in the case of a termination described in clauses (a), (b), or (c) above, no later than five business days after receipt of written demand, a termination fee equal to 4.25% of the aggregate consideration payable pursuant to the alternative transaction proposal, or (y) in the case of a termination described in clause (d), no later than five business days after the receipt of any consideration pursuant to the alternative transaction, a termination fee equal to 4.25% of any such consideration received in such alternative transaction.  The calculation of either such termination fee excludes any consideration to the extent attributable to cash, cash equivalents, or marketable securities being sold to the third-party.

Survival

Subject to certain exceptions, under the Asset Purchase Agreement, the representations, warranties, and covenants in the Asset Purchase Agreement do not survive the Closing Date.  The representations, warranties, and covenants in the Asset Purchase Agreement that survive the Closing Date relate to, among others, the following matters: the provisions governing the adjustments to the purchase price; allocation of the purchase price and ad valorem taxes; third party consents; covenants relating to employees and employee benefits; confidentiality; non-solicitation of certain employees; breaches of certain covenants; governmental approvals and consents; receivables; transfer taxes; access to retained books and records; and cash retention.

In addition, absent fraud or intentional misrepresentation with intent to defraud, the Buyer Parties have no right of recovery against any of the Seller Parties under the Asset Purchase Agreement resulting from any breach of any representation, warranty, or covenant (other than the specified surviving obligations) contained in Asset Purchase Agreement.

Voting Agreements

Capital Southwest Venture Corporation, which owns 9,317,310 shares of the Company’s common stock, or approximately 33.79% of the Company’s issued and outstanding common stock, and Patrick F. Hamner, one of the Company’s directors who owns 363,150 shares of the Company’s common stock (and who holds options to purchase an additional 790,000 shares of the Company’s common stock), entered into voting agreements with Buyer on October 22, 2012, pursuant to which they have agreed, among other things, to vote their shares (the “Covered Shares”) in favor of the Sale Transaction and grant to Buyer an irrevocable proxy with respect to their respective Covered Shares.  The Company is a party to these voting agreements for the limited purposes of agreeing to (a) instruct its transfer agent to restrict transfer of the Covered Shares during the term of the Asset Purchase Agreement, (b) take certain actions with respect to such transfer restrictions upon any termination of the Asset Purchase Agreement, (c) place a legend on the stock certificates representing the Covered Shares evidencing the applicable voting agreement, and (d) not take any action in contravention of the voting agreements.

The foregoing description of such voting agreements and the Company’s obligations therein does not purport to be complete and is qualified in its entirety by reference to the full text of the respective voting agreements entered into by the referenced parties, copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3 and incorporated herein by reference.

Cautionary Statements Regarding Asset Purchase Agreement

The Asset Purchase Agreement is filed as an exhibit to this Current Report only to provide investors with information regarding the terms and conditions of the Asset Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its subsidiaries, or their business or operations.  The Company’s stockholders and investors should not rely on the representations and warranties in the Asset Purchase Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries.  Information concerning the subject matter of the representations and warranties in the Asset Purchase Agreement may change after the date of the Asset Purchase Agreement, and such subsequent information may or may not be fully reflected in the Company’s public disclosures or periodic reports filed with the Commission.  The Asset Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and its subsidiaries, and their businesses and operations, that is or will be contained in, or incorporated by reference into, the Company’s Forms 10-K, Forms 10-Q, proxy statements, and other documents that the Company files with or furnishes to the Commission.

The description of the Asset Purchase Agreement in this Current Report does not purport to be a complete description of all of the terms and conditions of the Asset Purchase Agreement and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement.

The Sale Transaction is not conditioned on the Company’s stockholders approving the Plan of Dissolution (as defined below).

Board Approval

The Board has established a special committee, comprised of directors of the Company, to evaluate the proposal from the Buyer Parties, and to make a recommendation to the Board, with respect to the Sale Transaction.  This special committee engaged an independent investment banking firm to evaluate the Sale Transaction and to provide its opinion as to the fairness to the Company, from a financial point of view, of the consideration to be paid to the Company pursuant to the Asset Purchase Agreement.  The Company will provide a detailed discussion of this fairness opinion in the proxy statement that the Company will file with the Commission with respect to the Sale Transaction.

The Board, upon recommendation from its special committee, taking into account the fairness opinion received from the investment banking firm engaged by the special committee, unanimously approved and authorized the Asset Purchase Agreement and the Sale Transaction.

Proposed Dissolution of the Company

The Board has determined that the Company should be dissolved and liquidated completely after the consummation of the Sale Transaction.  In this respect, the Board approved a Plan of Liquidation and Dissolution (the “Plan of Dissolution”) on October 20, 2012.  The Plan of Dissolution is conditioned on the consummation of the Sale Transaction and obtaining approval of the Plan of Dissolution from the holders of a majority of the Company’s outstanding shares of common stock.

The Company anticipates that the Plan of Dissolution will become effective upon consummation of the Sale Transaction.  When the Plan of Dissolution becomes effective, the Company, acting by an officer, employee, or agent, as applicable, will, among other things:

•	file a Certificate of Dissolution with the Delaware Secretary of State specifying the date upon which the Certificate of Dissolution will become effective (the “Effective Date”);
•
cease its business activities and withdraw from any jurisdiction in which the Company is qualified to do business (unless any such qualification to do business is necessary, appropriate, or desirable for the Sale Transaction and any other liquidation of the Company’s assets, and for the proper winding up of the Company);

•	negotiate and consummate the sales and conversion of all of the assets and properties of the Company remaining after the Sale Transaction into cash and/or other distribution form; and
•	take all actions required or permitted under the applicable dissolution procedures of the Delaware General Corporation Law (the “DGCL”).

In addition, subject to approval by the Board and the consummation of the Sale Transaction, under the Plan of Dissolution, the officers, employees, and agents of the Company will, as promptly as feasible, proceed to:

•	collect all sums due or owing to the Company;
•	sell and convert into cash and/or other distributable form all the remaining assets and properties of the Company, if any, and;
•
out of the assets and properties of the Company, pay, satisfy, and discharge or make adequate provision for the payment, satisfaction, and discharge of all debts and liabilities of the Company pursuant to the Plan of Dissolution, including all expenses of the sales of assets and of the dissolution and liquidation provided for by the Plan of Dissolution.

If the Sale Transaction is consummated, under the Plan of Dissolution, liquidating distributions, if any, shall be made from time to time after the filing of the Certificate of Dissolution to the Company’s stockholders of record, at the close of business on the Effective Date, pro rata to stockholders of the Company’s common stock in accordance with the respective number of shares then held of record, provided that in the opinion of the Board adequate provision has been made for the payment, satisfaction, and discharge of all known, unascertained, or contingent debts, obligations, and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the sale and distribution of assets and liquidation of the Company).  Pursuant to the Plan of Dissolution, liquidating distributions will be made in cash or in kind, including in stock of, or ownership interests in, subsidiaries of the Company and remaining assets of the Company, if any.  Such distributions may occur in a single distribution or in a series of distributions, in such amounts and at such time or times as the Board in its absolute discretion, and in accordance with the DGCL, may determine; provided, however, that the Company must complete the distribution of all its properties and assets to its stockholders as provided in the Plan of Dissolution as soon as practicable following the filing of its Certificate of Dissolution with the Delaware Secretary of State and in any event on or before the tenth anniversary of the Effective Date (the “Final Distribution Date”).

If and to the extent deemed necessary, appropriate, or desirable by the Board in its absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property to satisfy claims against the Company and its subsidiaries and other obligations of the Company and its subsidiaries (a “Contingency Reserve”), including (a) tax obligations; (b) all expenses of the sale of the Company’s property and assets; (c) the salary, fees, and expenses of members of the Board, management, and employees; (d) expenses for the collection and defense of the Company’s property and assets; (e) the expenses for attorneys and other professional advisors incurred in connection with the Plan of Dissolution; and (f) all other expenses related to the dissolution and liquidation of the Company and the winding-up of its affairs.  Any unexpended amounts remaining in a Contingency Reserve will be distributed to the Company’s stockholders no later than the Final Distribution Date pursuant to the Plan of Dissolution.

Distributions to the Company’s stockholders made pursuant to the Plan of Dissolution will be treated as made in complete liquidation of the Company within the meaning of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.  Under the Plan of Dissolution, the adoption of the Plan of Dissolution by the Company’s stockholders will constitute full and complete authority for the making by the Board of all such liquidating distributions.

The Plan of Dissolution requires the Company to continue to indemnify and advance expenses to its officers, directors, employees, and agents in accordance with its Certificate of Incorporation and Bylaws and any contractual arrangements for actions taken in connection with the Plan of Dissolution and the winding up of the affairs of the Company.  The Board, in its sole and absolute discretion, is authorized under the Plan of Dissolution to obtain and maintain directors’ and officers’ liability insurance and any other insurance as may be necessary, appropriate, or advisable to cover the Company’s obligations.

The Company has not yet determined an expected completion date of its dissolution, liquidation, and winding-up activities, if any.

The foregoing description of the Plan of Dissolution does not purport to be a complete description of all of the provisions of the Plan of Dissolution and is qualified in its entirety by reference to the full text of the Plan of Dissolution, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Additional Information Regarding the Sale Transaction and the Company’s Dissolution

The Company will file with the Commission a proxy statement containing information about the Sale Transaction and the Plan of Dissolution.  THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE ADVISED TO READ THE COMPANY’S PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, AND ANY OTHER DOCUMENTS THAT THE COMPANY FILES WITH THE COMMISSION, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE OTHER SELLER PARTIES, THE BUYER PARTIES, THE SALE TRANSACTION, AND THE COMPANY’S DISSOLUTION AND RELATED TRANSACTIONS.

The Company’s stockholders and investors may obtain copies of the proxy statement and other documents that the Company files with the Commission (when they are available) free of charge at the Commission’s website at www.sec.gov.  The Company’s definitive proxy statement and other relevant documents may also be obtained (when available) free of charge on the Company’s website at http://investors.heelys.com or by writing to: Corporate Secretary, Heelys, Inc., 3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006.

Participants in Solicitation of Proxy Statement

The Company and its directors, executive officers, and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Sale Transaction and proposed dissolution of the Company.  Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company’s Annual Reports on Form 10-K previously filed with the Commission, and will set forth in the proxy statement relating to the Sale Transaction and Plan of Dissolution when it becomes available.  Each of these documents is, or will be, available free of charge at the Commission’s website at http://www.sec.gov and from the Company at http://investors.heelys.com or by writing to: Corporate Secretary, Heelys, Inc., 3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006.

Forward-Looking Statements

This Current Report contains forward-looking statements (“forward-looking statements”) within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” regarding the sale of assets, the preparation and mailing of the proxy statement, the approval of matters to be presented to stockholders at the Meeting, the timing of the Meeting, the liabilities of the Company, the net proceeds anticipated to be available for distribution to the Company’s stockholders, the dissolution of the Company, and the distribution of funds to stockholders, all of which are based on information currently available to the Company’s management as well as management’s assumptions and beliefs.  For this purpose, any statements contained in this Current Report that are not statements of historical fact may be deemed to be forward-looking statements.  When used in this Current Report and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding our expectations, beliefs, or intentions that are signified by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon, and similar expressions.  Such forward-looking statements reflect the Company’s current views with respect to future events, based on what the Company believes are reasonable assumptions; however, such statements are subject to certain risks and uncertainties.  Risks include, but are not limited to: the inability to obtain all required consents and approvals, including stockholder approval of the Asset Purchase Agreement, the Sale Transaction, and the Plan of Dissolution, the conditions to the closing of the Sale Transaction may not be satisfied, tax laws may be changed, the Company may be unable to liquidate its remaining assets, the Sale Transaction may involve unexpected costs, liabilities, and/or delays, the outcome of any legal proceedings related to the Sale Transaction, the occurrence of any event, change, or other circumstance that could give rise to the termination of the Asset Purchase Agreement, risks that the Sale Transaction disrupts current plans and operations and the potential difficulties in employee retention, other risks to consummate the Sale Transaction, including the risk that the Sale Transaction will not be consummated within the expected time frame or at all, the ability to dissolve the Company, and the risks associated with the retail industry in general.  The risks, uncertainties, material assumptions, and other factors that could affect actual results are discussed in more detail in the Company’s Annual Reports on Form 10-K and other documents available at the Commission’s website at http://www.sec.gov and at the Company’s website at http://investors.heelys.com, and available by writing to: Corporate Secretary, Heelys, Inc., 3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006.  The Company’s stockholders and investors are urged to consider these risks, uncertainties, and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those in the forward-looking statements.  The Company disclaims any intention or obligation to update or review any forward-looking statements or information, whether as a result of new information, future events, or otherwise.  The Company undertakes no obligation to comment on analyses, expectations, or statements made by third-parties in respect of the Company, the Sale Transaction, or the Company’s dissolution and related transactions pursuant to the Plan of Dissolution.

Item 8.01	Other Events.

The disclosure set forth under the subheading “Proposed Dissolution of the Company” in Item 1.01 of this Current Report is incorporated by reference herein.

On October 23, 2012, the Company issued a press release announcing its entry into the Asset Purchase Agreement and adoption of the Plan of Dissolution.  A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

2.1	Plan of Liquidation and Dissolution of Heelys, Inc.

10.1
Asset Purchase Agreement, dated October 22, 2012, by and among The Evergreen Group Ventures, LLC, TEG Bronco Acquisition Company, LLC, Heelys, Inc., Heeling Sports Limited, Heeling Sports EMEA SPRL, and Heeling Sports Japan, K.K. *The foregoing exhibit excludes confidential disclosure schedules that are part of the Asset Purchase Agreement.

10.2	Voting Agreement, dated October 22, 2012, by and among Capital Southwest Venture Corporation, TEG Bronco Acquisition Company, LLC, and Heelys, Inc.

10.3	Voting Agreement, dated October 22, 2012, by and among Patrick F. Hamner, TEG Bronco Acquisition Company, LLC, and Heelys, Inc.

99.1	Press release of Heelys, Inc. dated October 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: October 23, 2012	By:	/s/ Craig D. Storey
Craig D. Storey
Chief Financial Officer